Exhibit 99.1

                      INDEMNIFICATION AND RELEASE AGREEMENT

         This INDEMNIFICATION AND RELEASE AGREEMENT (hereinafter called the "AGREEMENT") is entered into on September 21 2006 between Avenue Energy Inc., a corporation organized and existing under the laws of the State of Delaware in the USA, having offices at 405 Lexington Avenue, 26th Floor, New York, NY 10174 USA (hereinafter called "AVENUE"), and Aladdin Middle East Ltd, a corporation organized and existing under the laws of the State of Delaware in the USA, having offices in the city of Ankara and in the city of Wichita, Kansas(hereinafter called "AME"), which is designated Operator of all Sayer Group Consortium Exploration Licences and Production Leases in Turkey. Each of AVENUE and AME shall hereinafter individually be referred to as a "Party", and collectively as the "Parties."

                                    RECITALS

         WHEREAS, AVENUE and AME previously entered into a Revised and Restated Participation Agremeent relating to Kahta Production Lease and Various Exploration Licences in the Republic of Turkey" dated October 22, 2004 (hereinafter called the "PA").

            WHEREAS, AVENUE has previously transferred an undivided 4.5 % (four point five percent) interest, out of its 15% (fifteen percent) interest, in the Exploration Licences AR/AME-EPS-AVE/2674, 2677 and 2678 in Petroleum District XI, Diyarbakyr (hereinafter called the "Karakilise Licences"), in Turkey to JKX Turkey Limited, a corporation organized and existing under the laws of England (hereinafter called "JKX"), by the "Participation Agreement Relating to the Karakilise Licences, Turkey" (hereinafter called the "Karakilise PA"), dated May 10, 2005 to which AME is a party, also.

         WHEREAS, the Parties desire to set forth certain agreements regarding mutual indemnification and release with respect to the termination of the PA and in this regard, transfer of AVENUE's interest to AME.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the Parties hereto agree as follows:

1- TERMINATION OF THE PA

1.1 The PA shall terminate immediately upon and on the date of execution hereof by authorized representatives of the Parties (hereinafter called the "Effective Date") and thus, as of the Effective Date AVENUE shall be deemed to waive of all of its rights and duties arising out of the PA and the Exploration Licences listed in Schedule A of the PA, including its undiveded remainder 10.5% (ten point five percent) interest in the Karakilise Licences. Until such time, Avenue shall continue to accrue its share of revenues under the Karakilise Licenses and its liabilities thereunder as well as its obligations for all administration fees and fees for Mr. Oyman Sayer. As of the Effective Date and payment by Avenue of the amount set out in Paragraph 2.1 hereof, all further revenue interests, other than recoupment of back costs from JKX, and obligations shall terminate and AME shall prepare a Settlement Statement for Avenue to present to its auditors in order to wind up its participation under the PA.

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1.2      AVENUE shall waive and transfer all of its rights, title and beneficial interest, including its undivided 10.5% (ten point five percent) in the Karakilise Licences, and in and under the PA, to AME as of the Effective Date. AVENUE shall waive its right to claim with regard to the PA and the Exploration Licences listed in Schedule A of the PA, and agrees to indemnify and hold harmless AME from and against any related claims of AVENUE. Nothing in this Agreement nor in Avenue's release of its interests in the licenses contemplated by this Agreement shall be deemed to limit or terminate Avenue's right to receive directly from JKX its share of the "back costs" as provided in the participation agreement dated May 10, 2005

1.3 AVENUE, with the full assistance and cooperation of AME shall do any and all acts required to be done by applicable law or regulation in order to render such transfer legally valid, including without limitation, obtaining all governmental consents and approvals in accordance with Article 3 hereof, without delay, and shall execute any and all documents and take such other actions as may be necessary in order to effect a prompt and valid transfer of its interest in the Karakilise Licences.

2- PAYMENT and LIQUIDATION

2.1 AME shall be paid a non-recurring USD 50.000 (fifty thousand) by AVENUE within five business days upon the execution of this Agreement. AME covenants AVENUE not to claim any payment other than the said amount in connection with the subject matter hereof. This payment shall be in satisfaction of all amounts owed to AME, Oyman Sayer and their affiliates and/or assigns through the Effective Date.

2.2 Mr. Ecvet SAYER (at the same address of AME first stated above) shall be the representative of AVENUE for the liquidation in Turkey as authorized by the AVEUNE's Board Resolution and power of attorney, which are attached hereto as Appendix 1 and 2 and he shall conduct liquidation proceedings upon request of AVENUE

2.3 If so instructed to carry out the liquidation of AVENUE, Mr. Ecvet SAYER shall conduct the concerning liquidation proceedings arising out of the termination of the PA, by being subject to the payment of the above-mentioned amount by AVENUE. AME shall not demand to receive any other payment from AVENUE, on the ground of so conducted liquidation proceedings.

2.4 AVENUE shall continue to pay Mr. Hasan ENEY (Certified Public Accountant) USD 1.700 (one thousand and seven hundred) as financial consulting fee which is paid quarterly, until the end of year 2006 or until the conclusion of liquidation proceedings formally in accordance with Turkish laws and regulations, whichever comes last. AVENUE shall be liable, and indemnify and hold harmless AME from the obligation of payment of this amount.

2.5 All payments by AVENUE to AME required hereunder shall be made in US Dollars by wire transfer to the account with:
         Citibank Ankara Branch
         Ataturk Bulvary 71/49 Ankara, Turkey
         US$ Account No: 310 030 031
         SWIFT Code:CITITRIX
         Beneficiary: Aladdin Middle East Ltd.

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3- OTHER TERMS

3.1 AVENUE hereby unilaterally terminates the "Amended and Restated Representation Services Agreement" made by and between AVENUE and Oyman SAYER, dated October 22, 2004. Parties covenants each other not to make and conduct any transaction relying on this Represantation Services Agreement.

3.2      With  regard to  governing  law and  arbitration  issues,  Article
         15.10 and 15.11 of the PA shall be applied, notwithstanding the termination of the PA.

3.3 AVENUE shall execute and submit to AME statements of release with regard to the waiver of its interests in the Exploration Licences listed in Schedule A of the PA, attached hereto as Appendix 3/(a), (b),
         (c), (d), (e) and (f).

3.4 With regard to the notices, Article 14 of the PA shall be applied, notwithstanding the termination of the PA.

3.5 AME shall provide Avenue, monthly activity and revenue reports in relation with the Karakilise License area to enable Avenue to monitor the receivables from JKX for the remaining part of Karakilise-1 Well back costs until such time that Avenue fully recovers its share of backcosts of Karakilise-1 Well from JKX.

3.6 Upon execution of this agreement, parties shall submit the necessary application(s) to the Turkish General Directorate of Petroleum Affairs without delay, in accordance with the Turkish laws and regulations. AME will asisst Avenue in preparation of such application.

3.7 This Agreement with its attachments constitute the entire agreement between the Parties and supersedes and replaces any and all oral or written communications made between the Parties in relation to the subject matter hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

         For and on Behalf of                           For and on Behalf of
         Avenue Energy Inc.                             Aladdin Middle East Ltd





 --------------------------                     ---------------------------
 Name:   Mendel Mockin                          Name : Cem Sayer
 Title:  VP Avenue Group                        Title: Executive Vice President
 Date:                                          Date: